Qorvo® Completes Acquisition of Custom MMIC

GREENSBORO, NC — February 19, 2020 — Qorvo® (Nasdaq:QRVO), a leading provider of innovative RF solutions that connect the world, today announced that it has completed its acquisition of Custom MMIC, a leading supplier of high-performance GaAs and GaN monolithic microwave integrated circuits (MMICs) for defense, aerospace and commercial applications. As part of Qorvo’s Infrastructure and Defense Products (IDP) business, the Custom MMIC team will continue to expand its millimeter wave (mmWave) capabilities for products used in defense phased array and AESA radars, electronic warfare, satellite communications, wireless backhaul and microwave test equipment.

James Klein, president of Qorvo Infrastructure & Defense Products said, “Custom MMIC’s best-in-class die and packaged components augment our power amplifiers to enable multi-chip modules for a broad range of defense, aerospace and commercial applications. We look forward to building on Custom MMIC’s reputation as an outstanding strategic supplier to leading defense prime customers, as we expand our mmWave capabilities and product offerings for defense and commercial markets, including 5G.”

Chelmsford, Massachusetts-based Custom MMIC was founded in 2006 and has extensive experience developing MMICs at frequencies up to 70 GHz. Custom MMIC adds small signal mmWave expertise and a portfolio of more than 180 standard products including LNAs, mixers, attenuators, phase shifters and switches. Custom MMIC president and CTO Paul Blount joins Qorvo as a director of engineering for Infrastructure and Defense Products.

About Qorvo
Qorvo (Nasdaq: QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers' most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on a few large customers for a substantial portion of our revenue; a loss of revenue if contracts with the United States government or defense and aerospace contractors are canceled or delayed or if defense spending is reduced; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs due to timing of customer forecasts; our inability to effectively manage or maintain evolving relationships with platform providers; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; our ability to implement innovative technologies; underutilization of manufacturing facilities as a result of industry overcapacity; we may not be able to borrow funds under our credit facility or secure future financing; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; volatility in the price of our common stock; damage to our reputation or brand; fluctuations in the amount and frequency of our stock repurchases; our recent acquisitions and other strategic investments could fail to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; warranty claims, product recalls and product liability; and risks associated with environmental, health and safety regulations and climate change. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

At Qorvo®
Doug DeLieto
VP, Investor Relations
336-678-7968

Brent Dietz
Director, Corporate Communications
336-678-7935
brent.dietz@qorvo.com

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